EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-163068) of CurrencyShares® Australian Dollar Trust of our reports dated December 22, 2011, with respect to the financial statements of CurrencyShares® Australian Dollar Trust, and the effectiveness of internal control over financial reporting of CurrencyShares® Australian Dollar Trust, included in this Annual Report (Form 10-K) for the year ended October 31, 2011.

/s/ Ernst & Young LLP

McLean, Virginia

December 22, 2011